UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 31, 2007
Russ Berrie and Company, Inc.

(Exact Name of Registrant as Specified in Charter)

New Jersey	1-8681	22-1815337

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

111 Bauer Drive, Oakland, New Jersey		07436

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (201) 337-9000

(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 — Corporate Governance and Management
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On December 31, 2007, the Board of Directors of Russ Berrie and Company, Inc. (the “Company”) approved amendments to Section 5 of the Company’s By-Laws, effective immediately, to provide for the issuance, registration and transfer of uncertificated shares (previously, certificated shares had been required). Other non-material amendments to Section 5, pertaining to permitted signatories and signatures on certificated shares, transfer and issuance requirements, and the express ability to appoint transfer agents and registrars, were also approved on the same date. In addition, Section 2.1 of the Company’s By-Laws was amended on December 31, 2007, to set the number of directors on the Company’s Board to no fewer than three nor more than nine (previously, the upper limit was thirteen).
The amendments pertaining to uncertificated shares were made in response to the listing requirements of the New York Stock Exchange (the “NYSE”) that mandate that all NYSE-listed companies become eligible to participate in a direct registration system operated by a securities depository on and after January 1, 2008.
The description of the amendments to the Company’s By-Laws set forth above is qualified in its entirety by reference to the full text of the Second Amended and Restated By-Laws of the Company, which is filed herewith as Exhibit 3.2 and incorporated herein by reference.
Section 9 — Financial Statements and Exhibits
Item 9.01 Financial Statements and Exhibits
(d) Exhibits
The following exhibit is filed with this report:
Exhibit 3.2 Second Amended and Restated By-Laws of the Company.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 7, 2008	RUSS BERRIE AND COMPANY, INC.
	By:	/s/ Marc S. Goldfarb
Marc S. Goldfarb
Senior Vice President and General Counsel

Exhibit Index
Exhibit 3.2 Second Amended and Restated By-Laws of the Company.